CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated February 19, 2019 on the financial statements and financial highlights of Touchstone Variable Series Trust (comprising, respectively, Touchstone Active Bond Fund, Touchstone Balanced Fund, Touchstone Bond Fund, Touchstone Common Stock Fund, Touchstone Focused Fund, Touchstone Large Cap Core Equity Fund, Touchstone Small Company Fund, Touchstone Aggressive ETF Fund, Touchstone Conservative ETF Fund and Touchstone Moderate ETF Fund), included in the Annual Report to Shareholders for the fiscal year ended December 31, 2018, in Post-Effective Amendment Number 53 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 033-76566), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
April 22, 2019